Exhibit 99.1

StoneCastle Financial Corp. Reports Fourth Quarter 2020 Results

DENVER, March 1, 2021— StoneCastle Financial Corp. (Nasdaq: BANX) (“StoneCastle Financial” or the “Company”), an investment company registered with the Securities and Exchange Commission (“SEC”), today announced results for the fourth fiscal quarter ended December 31, 2020.

Fourth Quarter 2020 Investment Highlights:

•                  Invested approximately $42.5 million in seven investments

•                  Realized proceeds of $12.2 million from the full calls of two investments

•                  Realized proceeds of $7.0 million from the sale of one investment

•                  Realized proceeds from partial paydowns of $3.7 million from four investments

A complete listing of investments as of the end of the quarter can be found on the Company’s website at www.stonecastle-financial.com.

Subsequent to the end of the quarter, the Company invested approximately $13.5 million in five investments and received partial paydowns of $3.0 million.

The estimated annualized yield generated by the invested portfolio as of December 31, 2020 (excluding cash and cash equivalents) was approximately 9.65%.

Fourth Quarter 2020 Financial Results

Net investment income was $3,046,401 or $0.46 per share, comprised of $4,668,621 gross income and $1,622,220 of expenses.  Net Assets at quarter end were $140,789,132.  The Company’s Net Asset Value was $21.44 per share, up $0.55 from the prior quarter.

In the fourth quarter, the Company paid a cash distribution of $0.43 per share, comprised of a $0.38 regular dividend and a $0.05 special dividend.  The distribution was paid on January 5, 2021 to shareholders of record at the close of business on December 21, 2020.

The Company had $43.0 million outstanding on its $62.0 million credit facility at the quarter end, which represents approximately 23% of total assets.  According to regulated investment company rules, the Company may borrow only up to 33.3% of its total assets.

Portfolio and Investment Summary

As of the close of business on December 31, 2020, the Company had total assets of $188,360,866 consisting of total investments of $178,362,337, cash and other assets of $9,998,529.

During the quarter, the Company invested a total of $42.5 million in seven bank-related investments.  The Company invested a total of $37.5 million in six alternative capital securities, and $5.0 million in one community bank preferred stock.  The Company received proceeds of $12.2 million from the full calls of two investments, received $7.0 million from the sale of one investment and received partial paydowns of $3.7 million from four investments.

Quarterly Conference Call

StoneCastle Financial will host a webcast and conference call on March 1, 2021 at 5:00 pm Eastern time.

The conference call can be accessed by dialing 1-877-407-9039 for domestic callers or 1-201-689-8470 for international callers. Participants may also access the call via live webcast by visiting StoneCastle Financial’s investor relations website at www.stonecastle-financial.com. To listen to a live broadcast, go to the website at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.  A replay will be available shortly after the call and be available through midnight (Eastern Time) on March 15, 2021. The replay can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for the replay is 13716278. The archive of the webcast will be available on the Company’s website for a limited time.

About StoneCastle Financial Corp.

StoneCastle Financial is an SEC registered non-diversified, closed-end management investment company listed on the NASDAQ Global Select Market under the symbol “BANX.”  Its investment objective is to provide stockholders with current income and, to a lesser extent, capital appreciation. StoneCastle Financial is managed by StoneCastle-ArrowMark Asset Management, LLC.  To learn more, visit www.stonecastle-financial.com.

Disclaimer and Risk Factors:

There is no assurance that StoneCastle Financial will achieve its investment objective. StoneCastle Financial is subject to numerous risks, including investment and market risks, management risk, income and interest rate risks, banking industry risks, preferred stock risk, convertible securities risk, debt securities risk, liquidity risk, valuation risk, leverage risk, non-diversification risk, credit and counterparty risks, market at a discount from net asset value risk and market disruption risk. Shares of closed-end investment companies may trade above (a premium) or below (a discount) their net asset value. Shares of StoneCastle Financial may not be appropriate for all investors. Investors should review and consider carefully StoneCastle Financial’s investment objective, risks, charges and expenses. Past performance does not guarantee future results.

The Annual Report, Semi-Annual Report and other regulatory filings of the Company with the SEC are accessible on the SEC’s website at www.sec.gov and on the Company’s website at www.stonecastle-financial.com.

CONTACT: Investor Contact:

Julie Muraco

212-468-5441

STONECASTLE FINANCIAL CORP.

Statement of Assets and Liabilities

	December 31, 2020	September 30, 2020
Assets
Investments in securities, at fair value (cost: $176,919,203 and $150,661,873 respectively)	$178,362,337	$146,967,849
Receivable for investments	4,860,214	—
Interest and dividends receivable	2,111,113	1,498,511
Foreign cash (cost: $1,928,095 and $209,344 respectively)	1,920,752	209,228
Cash	358,061	545,156
Unrealized appreciation on forward currency exchange contracts	135,069	—
Prepaid assets	613,320	643,663
Total assets	188,360,866	149,864,407

Liabilities
Loan payable	43,000,000	10,000,000
Dividends payable	2,823,128	27,705
Investment advisory fee payable	832,998	654,515
Payable for securities purchased	146,376	—
Loan interest payable	70,457	858
Unrealized depreciation on forward currency exchange contracts	68,578	156,491
Options written, at value (premiums received $1,029, $1,801,080 respectively)	1,625	1,181,250
Directors fee payable	—	1,851
Accrued expenses payable	628,572	739,136
Total liabilities	47,571,734	12,761,806
Net Assets	$140,789,132	$137,102,601

Net Assets consist of:
Common stock at par ($0.001 per share)	$6,565	$6,564
Paid-in-Capital	144,992,526	144,961,221
Total distributable earnings / (loss)	(4,209,959)	(7,865,184)
Net Assets	$140,789,132	$137,102,601

Net Asset Value Per Share:
Common Stock Shares Outstanding	6,565,413	6,563,892
Net asset value per common share	$21.44	$20.89
Market price per share	$19.25	$19.41
Market price discount to net asset value per share	-10.21%	-7.08%

STONECASTLE FINANCIAL CORP.

Statement of Operations

	For The Three	For the Three
	Months Ended	Months Ended
	December 31,	September 30,
	2020	2020
Investment Income
Interest	$3,274,845	$3,346,806
Dividends	1,086,960	830,671
Origination fee income	32,278	18,552
Other Income (service fees and due diligence fees)	274,538	85,898
Total Investment Income	4,668,621	4,281,927

Expenses
Investment advisory fees	832,999	654,514
Interest expense	214,920	200,308
Directors’ fees	77,621	117,621
Transfer agent, custodian fees and administrator fees	73,159	93,159
Bank administration fees	40,457	40,457
Professional fees	202,760	182,760
ABA marketing and licensing fees	37,287	37,845
Investor relations fees	31,205	41,204
Delaware franchise tax	22,943	22,943
Insurance expense	15,951	20,148
Valuation fees	15,153	40,152
Printing	14,670	17,670
Miscellaneous fees (proxy, rating agency, etc.)	43,094	59,371
Total expenses	1,622,220	1,528,152
Net Investment Income	3,046,401	2,753,775

Realized and Unrealized Gain / (Loss) on Investments and Foreign Currency Transactions
Net realized gain / loss on investments	311,979	(2,745,166)
Net realized loss from forward foreign currency contracts	(1,663,224)	(674,739)
Net realized gain from foreign currency translations	36,751	144,713
Net change in net unrealized appreciation on investments	5,137,158	6,880,456
Net change in unrealized appreciation / (depreciation) on written options	(620,426)	332,500
Net change in unrealized appreciation / (depreciation) on forward currency contracts	222,982	(156,838)
Net change in unrealized appreciation on foreign currency translations	10,331	2,945
Net realized and unrealized gain/(loss) on investments, written options, forward foreign currency contracts and foreign currency translations	3,435,551	3,783,871
Net Increase in Net Assets Resulting From Operations	$6,481,952	$6,537,646

STONECASTLE FINANCIAL CORP.

Financial Highlights

For The Three
Months Ended
December 31,
2020
Per Share Operating Performance
Net Asset Value, beginning of period	$20.89
Net investment income(1)	0.46
Net realized and unrealized gain / (loss) on investments	0.52
Total from investment operations	0.98

Less distributions to shareholders
From net investment income	(0.43)
Total distributions	(0.43)

Net asset value, end of period	$21.44
Per share market value, end of period	$19.25

Total Investment Return (2)
Based on market value	1.27%
Based on net asset value	4.80%

Ratios and Supplemental Data
Net assets, end of period (in millions)	$140.8

Ratios (as a percentage to average net assets):
Expenses before waivers(3)(4)*	4.64%
Expenses after waivers(5)*	4.64%
Net investment income(6)*	8.72%
Portfolio turnover rate **	17%

Revolving Credit Agreement
Total revolving credit agreement outstanding (000’s)	$43,000
Asset coverage per $1,000 for revolving credit agreement(7)	4,274

(1)           Based on the average shares outstanding during quarter.

(2)           Reflects reinvestment of distributions at the price obtained under the Dividend Reinvestment Plan. Total return does not include sales load and offering expenses and are not annualized.

(3)           Excluding interest expense, the ratio would have been 4.03%.

(4)           Ratio of expenses before waivers to average managed assets equals 3.82%.

(5)           Ratio of expenses after waivers to average managed assets equals 3.82%.

(6)           Ratio of net investment income to average managed assets equals 7.17%.

(7)           Calculated by subtracting the Company’s total liabilities (excluding the loan) from the Company’s total assets and dividing the amount by the loan outstanding in 000’s.

*                   Annualized

**            Not-annualized